Exhibit 1.01

SolarEdge Technologies, Inc.

Conflict Minerals Report
For the calendar year ended December 31, 2024

1. Introduction

SolarEdge Technologies, Inc., together with its wholly-owned subsidiaries (“SolarEdge” or the “Company,” “we,” “our” or “us”), has prepared this Conflict Minerals Report pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and the requirements of Form SD (collectively, the “Rule”).

We are a leading provider of an optimized inverter solution that changed the way power is harvested and managed in photovoltaic (“PV”) systems. Our direct current (“DC”), optimized inverter system maximizes power generation while lowering the cost of energy produced by the PV system, for improved return on investment, or RoI. Additional benefits of the DC optimized inverter system include comprehensive and advanced safety features, improved design flexibility, efficient integration (DC coupled) with SolarEdge storage solutions, and improved operating and maintenance, or O&M, with module-level and remote monitoring. The typical SolarEdge optimized inverter system consists of inverters, power optimizers, a communication device which enables access to a cloud-based monitoring platform and in many cases, additional smart energy management solutions. Our solutions address a broad range of solar market segments, from residential solar installations to commercial and small utility scale solar installations.

Since introducing the optimized inverter solution in 2010, SolarEdge has expanded its activity to other areas of smart energy technology, both through organic growth and through acquisitions. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge now offers energy solutions which include not only residential, commercial, and large-scale PV systems but also product offerings in the areas of energy storage systems, or ESS, smart trackers for solar panels, EV chargers, home and commercial energy management software, grid services and software platforms and applications that enable development of virtual power plants.

We were founded in 2006 and began commercial shipments in 2010. As of December 31, 2024, we have shipped in the aggregate approximately 132.1 million power optimizers, and 5.8 million inverters. Over 4.2 million installations, many of which may include multiple inverters, are currently connected to, and monitored through, our cloud-based monitoring platform. Our products have been installed in solar PV systems in 145 countries.

2. Overview; Applicability of Conflict Minerals Rule to SolarEdge

SolarEdge has performed an internal assessment and determined that certain Conflict Minerals are necessary to the functionality or production of our products. Accordingly, for the purposes of this assessment, all of the products that were in production in the calendar year 2024 were considered (the “Covered Products”).

SolarEdge is several levels removed from the mining of minerals (Conflict Minerals or otherwise). We also do not make purchases of raw ore or unrefined minerals and make no purchases in the Democratic Republic of Congo (“DRC”) or an adjoining country (together, the “Covered Countries”). SolarEdge therefore has limited influence over the sourcing of the necessary Conflict Minerals in the products that it manufactures or contracts to manufacture (we sometimes refer herein to these products that contain necessary Conflict Minerals as “in-scope products”). In addition, due to its position in the supply chain, SolarEdge depends upon its suppliers for information concerning the origin of the Conflict Minerals contained in its in-scope products. However, through the efforts described in this Conflict Minerals Report, SolarEdge seeks to ensure that its suppliers source responsibly. Minerals including tantalum, tin, tungsten and gold (“3TG”) are classified as “Conflict Minerals” and are necessary to the functionality or production of certain products that we manufacture or contract to manufacture. As such, we are subject to the Rule with respect to those necessary Conflict Minerals. The Rule requires us to conduct in good faith a reasonable country of origin inquiry (“RCOI”) into those necessary Conflict Minerals to determine whether they originated in the Covered Countries or are from recycled or scrap sources. If, as a result of our RCOI procedures, we know that any of our necessary Conflict Minerals originated in a covered country and are not from recycled or scrap materials, or if we have reason to believe that our necessary Conflict Minerals may have originated in a covered country and have reason to believe that they may not be from recycled or scrap sources, then we are required to exercise due diligence to determine the source and chain of custody of such Conflict Minerals to conclude if they are DRC conflict-free or not.

3. Description of Product Identification and RCOI Processes

We have concluded that, during the 2024 calendar year, we have manufactured and contracted to manufacture products containing certain Conflict Minerals that were necessary to the functionality or production of such products. As such, we conducted an RCOI process to determine whether any of the Conflict Minerals originated, or may have originated, in the Covered Countries and whether such Conflict Minerals originated from recycled or scrap sources.

We conducted an assessment to determine which of our direct suppliers may be providing components of our products that are likely to contain Conflict Minerals. We employed a collaborative process to identify the applicable list of components and suppliers to focus our efforts, consulting with members of our supply chain department including suppliers, senior management and other individuals familiar with the manufacturing and component sourcing processes. We verified with such personnel that the population of components and suppliers was complete and comprehensive for our 2024 products. We then identified the list of suppliers that we directly procured materials from (“tier one” or “direct” suppliers) to survey. This list includes suppliers that supplied components to our third-party equipment manufacturers on our behalf and those suppliers from whom we purchased components directly, all between January 1, 2024 and December 31, 2024.

We used a Conflict Minerals Reporting Template (the “CMRT” or the “Template”), which was developed by the Responsible Minerals Initiative (RMI) (formerly the Conflict-Free Sourcing Initiative) to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. Our RCOI consisted of surveying tier-one suppliers confirmed to have supplied products or components to us that contain Conflict Minerals that are used to manufacture our products.

SolarEdge identified 677 suppliers (the “Suppliers”) that provided components for products manufactured during the calendar year 2024. Of those Suppliers, SolarEdge’s outreach was to all suppliers that provided components, parts or products that SolarEdge determined contained or potentially contained necessary Conflict Minerals. In connection with its scoping determination, SolarEdge reviewed product specifications, supply chain records and bills of material, made internal engineering and supplier inquiries, commissioned Assent Compliance (“Assent”), an independent third-party consultant, and made use of other information known to it regarding the materials composition of its products. Suppliers providing submissions that include smelters of high risk are instructed to undertake an independent risk mitigation. Examples include a submission of a product level CMRT to better identify the connection to products that they supply to SolarEdge. Suppliers are given clear performance objectives and reasonable timeframes with the goal of eliminating smelters of concern from the supply chain. In addition, suppliers are guided to educational resources on mitigating risk identified through the CMRT collection process.

SolarEdge is a part of an industry-wide outreach initiative targeting smelters and refiners who have not participated in an industry recognized responsible minerals audit/assessment program. Through this initiative, which is operated by our responsible sourcing vendor, Assent, along with other downstream (by several tiers) customers, and encourage to participate in a recognized program, in order to assure their responsible conduct.

4. Reasonable Country of Origin Inquiry (RCOI)

As required by the Rule, SolarEdge conducted a “reasonable country of origin inquiry” with respect to calendar year 2024. Our outreach included 676 suppliers that provided components, parts or products that SolarEdge determined contained or potentially contained necessary Conflict Minerals incorporated into products manufactured by us. In connection with this examination, SolarEdge reviewed product specifications, supply chain records and bills of material, made internal engineering and supplier inquiries and utilized other information known to us regarding the materials composition of our products.

In order to identify the source of those components, parts and products, SolarEdge sent letters to its suppliers, informing them of the Rule and SolarEdge's policy on Conflict Minerals, asking them to comply with the Rule. We also requested that suppliers upload completed CMRTs version 6.4 directly to ACM, a software-as-a-service (SaaS) platform provided by Assent that enables users to complete and track supplier communications, for validation, assessment and management. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. The results of data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require further clarifications or improvement. Training and education to guide suppliers on best practices and use of the CMRT template was included. Since some suppliers may remain unresponsive to feedback, we track program gaps to account for future improvement opportunities. We also enabled suppliers to contact SolarEdge directly and provide a CMRT report using version 6.4. We used these methods to query and transmit sourcing information along the supply chain. The CMRT includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. The total number of Suppliers who delivered satisfactory CMRT was 349.

We compared the smelters and refiners identified in the surveys against the lists of facilities which have received a conflict free designation by the Responsible Minerals Assurance Process (“RMAP”), a program of RMI, or other independent third-party audit program. We rely on the RMAP as an independent third-party audit solution through which mineral sources are identified and independently evaluated. We do not have a direct relationship with smelters and refiners, and do not perform direct audits of these entities within the supply chain.

When suppliers provided us with chain surveys containing incomplete or potentially inaccurate information, we followed up with such suppliers to seek additional clarifying information. Unresponsive suppliers were contacted on a regular basis both by automatic emails, manual outreach, and in certain nonresponsive cases, through telephone.

For 2024, SolarEdge identified 439 smelters and refiners that processed or may have processed the necessary Conflict Minerals contained in our in-scope products, as described in the Smelter and Refiner list attached as Annex A as well as in the Country-of-Origin Information attached as Annex B.

Pursuant to the Conflict Minerals Rule, based on the results of its reasonable country of origin inquiry, SolarEdge was required to conduct due diligence for 2024. Because we were unable to identify the source of all products in our supply chain, our reasonable country of origin inquiry utilized the same processes and procedures as our due diligence. These processes and procedures are described below.

5. Due Diligence

Design of Due Diligence

SolarEdge utilizes due diligence measures relating to Conflict Minerals that are intended to conform with, in all material respects, the criteria set forth in the Organization for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition 2016) (the “OECD Guidance”). The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Our Conflict Minerals due diligence process includes: a Conflict Minerals Policy, a governance charter with cross-functional internal compliance team, from our legal, purchasing, environmental health and safety departments, and senior executives. This internal compliance team is responsible for working with our third-party auditors, communicating with suppliers, undertaking the due diligence compliance process and measurement, record-keeping and escalation procedures. We report to the Audit Committee and the Board of Directors with respect to our due diligence process and compliance obligations. Selected elements of our program design are discussed below.

Due Diligence Performed

Step 1: Establish Strong Company Management Systems

In 2021 we published our supplier code of conduct ("SCoC"), which includes provisions regarding, among others, ethics, safety, environmental protection, human rights, and fair employment. As of April 10, 2025, over 200 active key suppliers have signed their acknowledgment of the SCoC terms. SolarEdge has also adopted a Conflict Mineral Policy which provides further clarification to the principles of the SCoC Code of Conduct and SolarEdge's human rights approach regarding illegal trade of natural resources.

SolarEdge's Code of Conduct defines the company's overall principles and commitment towards legal compliance, ethical conduct, human rights, anti-corruption work and environmental protection. These high expectations extend to SolarEdge's partners, subcontractors and suppliers, whom we encourage to strive beyond merely fulfilling legal compliance. SolarEdge has adopted a Conflict Mineral Policy which provides further clarification to the principles of the Code of Conduct and SolarEdge's human rights approach regarding illegal trade of natural resources.

As part of our policy, SolarEdge is committed to respect human rights and the environment in accordance with accepted international conventions and practices, and we strive to ensure that all materials used in our products come from socially and environmentally responsible sources.

We communicate our policy to our suppliers, and it is available at https://investors.solaredge.com/static-files/d5d22d74-f6e3-42d8-8d0b-67247f77958a (the “Conflict Minerals Policy”). In addition, in support of our compliance efforts, we have established a steering committee for enforcement of our Conflict Minerals Policy. The steering committee team consists of senior staff under SolarEdge’s legal department, supply chain management, and team. The team members have been made aware of the Conflict Minerals Rule, the OECD Guidance, SolarEdge’s Conflict Minerals Policy and governance charter and have established SolarEdge’s procedures for reviewing and validating supplier responses to its inquiries.

The SolarEdge Conflict Minerals Policy includes a grievance mechanism whereby employees and suppliers can report suspected violations of the policy.

SolarEdge also utilizes an independent third-party consultant to advise it on certain aspects of its compliance, as well as a third-party software provider as a basis to enhance the supplier data collection process and help minimize responsible sourcing risks.
The following steps have also been adopted:

1.	Implementing a system of controls and transparency over the mineral supply chain through the use of the CMRT.
2.	Maintaining records relating to our Conflict Minerals program for 6 years. We store all of the information and findings in a database that can be audited by internal or external parties.
3.
Implementing standard contract language requiring suppliers to agree to timely respond and conduct an appropriate due diligence inquiry following any request by SolarEdge for information on any goods delivered containing Conflict Minerals, as defined under the Rule.

Step 2. Identify and Assess Risks in the Supply Chain

To assist us with our supply chain due diligence, we engaged an independent third-party consultant for conducting outreach to our Suppliers and archiving responses from Suppliers. We conducted a supply chain survey requesting direct suppliers to identify smelters and refiners and country of origin, through use of the Template.

We, in conjunction with our independent third-party consultant, reviewed our entire known component and outsourced manufacturing supply chain for the calendar year 2024, which consisted of approximately 677 suppliers. Our outreach included 676 Suppliers that provided components, parts or products that were determined by SolarEdge to contain or potentially contain necessary Conflict Minerals and that were incorporated into products manufactured by us. The responses were reviewed against criteria developed internally and, where necessary, we reached out for further engagement and to receive additional information from our suppliers. These criteria included untimely or incomplete responses, as well as inconsistencies within the data reported in the Template. We worked directly with these suppliers to receive revised responses.

We compared the RMI validated smelter list against those smelters identified by our suppliers and, as described in our Conflict Minerals Policy, SolarEdge does not purchase Conflict Minerals directly from mines, smelters or refiners. Tracing minerals to their sources is a challenge that requires us to rely on our suppliers in our efforts to achieve supply chain transparency, including for obtaining information regarding the origin of the Conflict Minerals.

Risk mitigation activities are initiated whenever a supplier’s CMRT reports a facility of concern. Suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing the supplier to take their own independent risk mitigation activities. Examples include a submission of a product level CMRT to better identify the connection to products that they supply to SolarEdge. Suppliers are given clear performance objectives and within reasonable timeframes with the ultimate goal of elimination of smelters of concern from the supply chain. In addition, suppliers are guided to the educational resources on mitigating the risk identified through the CMRT collection process.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

We work with a significant number of suppliers and they are diverse in terms of size. Based on our research from publicly available data, 32 of our 367 Suppliers that replied, (or 8.7%), are also SEC registrants and subject to the Rule. After SolarEdge receives CMRT responses from Suppliers, it reviews the responses. SolarEdge follows up with Suppliers whose CMRT appears to be incomplete or contain errors or inaccuracies, requesting that the Supplier submit a revised response. For illustration purposes, the following are some of the steps that SolarEdge takes in this process: 1) verifying smelters according to RMI smelters list; 2) validating questions in the CMRT file and ensuring that the answers are logical and reasonable, and 3) verifying and cross checking between the smelter location and the RMI smelter approved list. Any smelter’s location in the DRC which is not RMI approved is flagged for further review.

If a completed CMRT indicates a smelter or refiner, SolarEdge reviews this information against the Standard Smelter Names tab of the CMRT and the lists of “compliant” and “active” smelters and refiners published by the RMI. If an indicated smelter or refiner is not listed on the Standard Smelter Names tab or the Commerce Department List, or listed as compliant by the RMI, SolarEdge requests the assistance of the supplier or contacts the listed entity to attempt to determine whether that entity is actually a smelter or refiner, the mine or location of origin of the Conflict Minerals processed by the smelter or refiner and whether it is known to obtain Conflict Minerals from sources that directly or indirectly finance or benefit armed groups in any of the Covered Countries.

As part of our risk assessment, SolarEdge identified three potential smelters in the supply chains of SolarEdge suppliers as high-risk during the 2024 survey and due diligence process because of a lack of audit validation and/or otherwise considered high risk. This determination was based upon information gathered from the CMRT and the RMI database, analysis by Assent, and independent research. We contacted each supplier that reported smelters deemed as high-risk to gather additional information on which of their suppliers reported these smelters and whether those suppliers were providing material for products sold to SolarEdge, and we were unable to confirm that these smelters were in our product supply chain.

SolarEdge monitors smelter and refiner validation progress by the RMI or other cross-recognized smelter and refiner responsible sourcing audit programs. If suppliers or smelter and refiners fail to meet SolarEdge’s standards, we communicate the need to improve, in accordance with the framework of progressive improvement under the OECD Guidance. Any concerns with supplier responses throughout the data collection process are brought to the attention of Solar Edge’s internal compliance team for further review and action.

In alignment with OECD Guidance, SolarEdge shares the names of smelter and refiners provided to us that have not been validated to the RMI for validation and audit. To help determine the reasonable country of origin for the 3TG in our supply chain, we continue to monitor and rely upon the RMI’s progress in identifying and validating smelter and refiners.

SolarEdge reports back to senior management, summarizing our risk mitigation efforts.

Step 4. Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

SolarEdge does not have a direct relationship with 3TG smelters and refiners. As a result, SolarEdge does not perform direct audits of these entities within its supply chain, but rather relies on due diligence performed by organizations such as the Responsible Minerals Assurance Process (“RMAP”). Our independent third-party service provider, Assent, also directly contacted smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices on behalf of its compliance partners. SolarEdge is a signatory of this communication in accordance with the requirements of downstream companies detailed in the OECD Guidance.

Step 5. Report Annually on Supply Chain Due Diligence

SolarEdge files a Form SD and, to the extent required, a Conflict Minerals Report, with the Securities and Exchange Commission and makes these filings publicly available on the Company’s corporate website at https://investors.solaredge.com/financial-information/sec-filings

6. Results of Assessment

Based on the information obtained through the due diligence process described above, we do not have sufficient information to determine the products containing Conflict Minerals and/or the country of origin of the Conflict Minerals in those products and/or the facilities used to process Conflict Minerals in those products.

Tracing minerals back to the mine of origin is a complex aspect of responsible sourcing in our supply chain. By adopting methodology outlined by the RMI’s joint industry programs and outreach initiatives and requiring that our Suppliers conform with standards that meet the OECD guidelines and report to us using the Template, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or location of origin of the 3TG in our supply chain and responses to such inquiries represent the most reasonable source information available. Through this joint industry effort, we have made reasonable efforts to make a reasonable determination of the mines or locations of origin of the 3TG in our supply chain. We were unable, however, to ascertain the specific country of origin and/or chain of custody of all necessary Conflict Minerals processed by the facilities that contributed to our Covered Products.

SolarEdge approached 677 suppliers and 367 suppliers (or 54.29% responded). Out of these:

Number of suppliers who provided data at a company level: 270 (73.6%)
Number of suppliers who provided data at a product level: 79 (21.5%)
Number of suppliers which provided data according to a custom-made description: 18 (4.9%)
Number of suppliers which were classified as “Free no 3TG”: 107 (29.2%)
Number of suppliers which were classified as “Non-DRC 3TGs”: 134 (36.5%)
A smelter and refiner list attached as Annex A and corresponding country of origin information is attached as Annex B.

Smelters and refiners verified as conflict-free or in the audit process (453):

	Conformant & Active	Total
Tin	171 (89%)	192
Tantalum	59 (95%)	62
Tungsten	74 (79%)	94
Gold	149 (62%)	239
Total	453 (77%)	587

Status of identified smelters and refiners:

RMI Audit Status	Amount	Percentage
Active	9	2.3%
Communication Suspended - Not Interested	6	1.6%
Conformant	242	62.7%
In Communication	2	0.5%
Non-Conformant	36	9.3%
Outreach Required	69	17.9%
RMI Due Diligence Review - Unable to Proceed	22	5.7%
Total	386	100.0%

7. Improvement to Mitigate Risks

As we further develop our due diligence program, we intend to enhance supplier communication and escalation processes to improve due diligence data accuracy and completion and continue to influence additional smelters to be designated as “conflict-free”, where possible. To the extent we are not able to determine in the future that we are sourcing from non-conflict-free smelters, we plan to move toward using conflict-free smelters within a reasonable time frame. We also intend to request of any of our suppliers, that we have reason to believe are supplying us with 3TG from sources that may support conflict in the Covered Countries that they establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance.

We understand that supply chain due diligence is a dynamic process and requires on-going risk monitoring. Therefore, after implementing our risk mitigation strategy, SolarEdge intends to go back to Step 2 of the OECD guidelines to ensure effective management of risks.

 Cautionary Note on Forward-Looking Statements

This Report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this Report that are not strictly historical statements, including without limitation, SolarEdge’s intentions, expectations, and future results regarding further supplier engagement, and risk mitigation efforts and strategy, constitute forward-looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency, and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete, and detailed information, and limitations on SolarEdge’s ability to verify the accuracy or completeness of any information received from Suppliers or others.

Annex A1

Smelter Name	RMI Smelter Id	Metal	Smelter Facility Location (Country)	Audit Status
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Tin	China	Conformant
Alpha	CID000292	Tin	United States Of America	Conformant
Dowa	CID000402	Tin	Japan	Conformant
EM Vinto	CID000438	Tin	Bolivia (Plurinational State Of)	Conformant
Estanho de Rondonia S.A.	CID000448	Tin	Brazil	Conformant
Fenix Metals	CID000468	Tin	Poland	Conformant
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Tin	China	Conformant
Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Tin	China	Non Conformant
Gejiu Kai Meng Industry and Trade LLC	CID000942	Tin	China	Non Conformant
China Tin Group Co., Ltd.	CID001070	Tin	China	Conformant
Malaysia Smelting Corporation (MSC)	CID001105	Tin	Malaysia	Conformant
Metallic Resources, Inc.	CID001142	Tin	United States Of America	Conformant
Mineracao Taboca S.A.	CID001173	Tin	Brazil	Conformant
Minsur	CID001182	Tin	Peru	Conformant
Mitsubishi Materials Corporation	CID001191	Tin	Japan	Conformant
Jiangxi New Nanshan Technology Ltd.	CID001231	Tin	China	Conformant
Novosibirsk Tin Combine	CID001305	Tin	Russian Federation	RMI Due Diligence Review - Unable to Proceed

1 Certain of our suppliers reported the presence of the following SORs in their supply chains: African Gold Refinery, which was sanctioned by the United States Department of Treasury, Office of Foreign Assets Control (“OFAC”) on March 17, 2022, JSC Uralelectromed, which was sanctioned by OFAC on July 20, 2023, and OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet), which was sanctioned in the United Kingdom on November 8, 2023. Because of the over-reporting nature of the industry CMRT information collection process, and the nature of our supply chains, we are unable to confirm whether these, or any, specific SORs are or were active in our supply chains. Our policy is to comply with all applicable sanctions laws, and we do not have any direct transactions or contractual relationships, nor are we, to the best of our knowledge, engaging in indirect transactions, with these entities.

O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Tin	Thailand	Conformant
Operaciones Metalurgicas S.A.	CID001337	Tin	Bolivia (Plurinational State Of)	Conformant
PT Artha Cipta Langgeng	CID001399	Tin	Indonesia	Conformant
PT Babel Inti Perkasa	CID001402	Tin	Indonesia	Conformant
PT Babel Surya Alam Lestari	CID001406	Tin	Indonesia	Conformant
PT Bukit Timah	CID001428	Tin	Indonesia	Conformant
PT Mitra Stania Prima	CID001453	Tin	Indonesia	Conformant
PT Prima Timah Utama	CID001458	Tin	Indonesia	Conformant
PT Refined Bangka Tin	CID001460	Tin	Indonesia	Conformant
PT Sariwiguna Binasentosa	CID001463	Tin	Indonesia	Conformant
PT Stanindo Inti Perkasa	CID001468	Tin	Indonesia	Conformant
PT Timah Tbk Kundur	CID001477	Tin	Indonesia	Conformant
PT Timah Tbk Mentok	CID001482	Tin	Indonesia	Conformant
PT Timah Nusantara	CID001486	Tin	Indonesia	Conformant
PT Tinindo Inter Nusa	CID001490	Tin	Indonesia	Conformant
Rui Da Hung	CID001539	Tin	Taiwan, Province Of China	Conformant
Soft Metais Ltda.	CID001758	Tin	Brazil	Conformant
Thaisarco	CID001898	Tin	Thailand	Conformant
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Tin	China	Non Conformant
VQB Mineral and Trading Group JSC	CID002015	Tin	Viet Nam	Outreach Required
White Solder Metalurgia e Mineracao Ltda.	CID002036	Tin	Brazil	Conformant
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Tin	China	Conformant
Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Tin	China	Conformant
CV Venus Inti Perkasa	CID002455	Tin	Indonesia	Conformant
Magnu's Minerais Metais e Ligas Ltda.	CID002468	Tin	Brazil	Conformant
Melt Metais e Ligas S.A.	CID002500	Tin	Brazil	Active
PT ATD Makmur Mandiri Jaya	CID002503	Tin	Indonesia	Conformant
O.M. Manufacturing Philippines, Inc.	CID002517	Tin	Philippines	Conformant
CV Ayi Jaya	CID002570	Tin	Indonesia	Conformant

Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Tin	Viet Nam	Non Conformant
Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Tin	Viet Nam	Outreach Required
Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Tin	Viet Nam	Outreach Required
PT Rajehan Ariq	CID002593	Tin	Indonesia	Conformant
PT Cipta Persada Mulia	CID002696	Tin	Indonesia	Conformant
An Vinh Joint Stock Mineral Processing Company	CID002703	Tin	Viet Nam	Outreach Required
Resind Industria e Comercio Ltda.	CID002706	Tin	Brazil	Conformant
Super Ligas	CID002756	Tin	Brazil	Conformant
Aurubis Beerse	CID002773	Tin	Belgium	Conformant
Aurubis Berango	CID002774	Tin	Spain	Conformant
PT Sukses Inti Makmur	CID002816	Tin	Indonesia	Conformant
PT Menara Cipta Mulia	CID002835	Tin	Indonesia	Conformant
HuiChang Hill Tin Industry Co., Ltd.	CID002844	Tin	China	Conformant
Modeltech Sdn Bhd	CID002858	Tin	Malaysia	Non Conformant
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Tin	China	Conformant
Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Tin	China	Conformant
PT Bangka Serumpun	CID003205	Tin	Indonesia	Conformant
Pongpipat Company Limited	CID003208	Tin	Myanmar	Outreach Required
Tin Technology & Refining	CID003325	Tin	United States Of America	Conformant
Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	Tin	China	Non Conformant
Ma'anshan Weitai Tin Co., Ltd.	CID003379	Tin	China	Non Conformant
PT Rajawali Rimba Perkasa	CID003381	Tin	Indonesia	Conformant
Luna Smelter, Ltd.	CID003387	Tin	Rwanda	Conformant
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	Tin	China	Conformant
Precious Minerals and Smelting Limited	CID003409	Tin	India	Non Conformant

Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	Tin	China	Outreach Required
PT Mitra Sukses Globalindo	CID003449	Tin	Indonesia	Conformant
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Tin	Brazil	Conformant
CRM Synergies	CID003524	Tin	Spain	Conformant
Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Tin	Brazil	Non Conformant
PT Aries Kencana Sejahtera	CID000309	Tin	Indonesia	Conformant
Asahi Pretec Corp.	CID000082	Gold	Japan	Conformant
Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Tungsten	China	Conformant
Dowa	CID000401	Gold	Japan	Conformant
Eco-System Recycling Co., Ltd. East Plant	CID000425	Gold	Japan	Conformant
F&X Electro-Materials Ltd.	CID000460	Tantalum	China	Conformant
Heraeus Metals Hong Kong Ltd.	CID000707	Gold	China	Conformant
Ishifuku Metal Industry Co., Ltd.	CID000807	Gold	Japan	Conformant
JX Nippon Mining & Metals Co., Ltd.	CID000937	Gold	Japan	Conformant
Kojima Chemicals Co., Ltd.	CID000981	Gold	Japan	Conformant
Matsuda Sangyo Co., Ltd.	CID001119	Gold	Japan	Conformant
Mitsui Mining and Smelting Co., Ltd.	CID001193	Gold	Japan	Conformant
Nihon Material Co., Ltd.	CID001259	Gold	Japan	Conformant
Solar Applied Materials Technology Corp.	CID001761	Gold	Taiwan, Province Of China	Conformant
Sumitomo Metal Mining Co., Ltd.	CID001798	Gold	Japan	Conformant
Tanaka Kikinzoku Kogyo K.K.	CID001875	Gold	Japan	Conformant
Tokuriki Honten Co., Ltd.	CID001938	Gold	Japan	Conformant
Xiamen Tungsten Co., Ltd.	CID002082	Tungsten	China	Conformant
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Tungsten	China	Conformant
Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Tungsten	China	Conformant
Jiangxi Copper Co., Ltd.	CID000855	Gold	China	Conformant
A.L.M.T. Corp.	CID000004	Tungsten	Japan	Conformant
Aida Chemical Industries Co., Ltd.	CID000019	Gold	Japan	Conformant
Agosi AG	CID000035	Gold	Germany	Conformant

AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Gold	Brazil	Conformant
Argor-Heraeus S.A.	CID000077	Gold	Switzerland	Conformant
Asaka Riken Co., Ltd.	CID000090	Gold	Japan	Conformant
Kennametal Huntsville	CID000105	Tungsten	United States Of America	Conformant
Aurubis AG	CID000113	Gold	Germany	Conformant
Boliden Ronnskar	CID000157	Gold	Sweden	Conformant
C. Hafner GmbH + Co. KG	CID000176	Gold	Germany	Conformant
CCR Refinery - Glencore Canada Corporation	CID000185	Gold	Canada	Conformant
Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Tungsten	China	Conformant
Chimet S.p.A.	CID000233	Gold	Italy	Conformant
Global Tungsten & Powders LLC	CID000568	Tungsten	United States Of America	Conformant
XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	Tantalum	China	Conformant
Heimerle + Meule GmbH	CID000694	Gold	Germany	Conformant
Heraeus Germany GmbH Co. KG	CID000711	Gold	Germany	Conformant
Istanbul Gold Refinery	CID000814	Gold	Turkey	Conformant
Japan New Metals Co., Ltd.	CID000825	Tungsten	Japan	Conformant
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Tantalum	China	Conformant
Jiujiang Tanbre Co., Ltd.	CID000917	Tantalum	China	Conformant
Asahi Refining USA Inc.	CID000920	Gold	United States Of America	Conformant
Asahi Refining Canada Ltd.	CID000924	Gold	Canada	Conformant
Kennametal Fallon	CID000966	Tungsten	United States Of America	Conformant
LS MnM Inc.	CID001078	Gold	Korea, Republic Of	Conformant
Materion	CID001113	Gold	United States Of America	Conformant
Metalor Technologies (Suzhou) Ltd.	CID001147	Gold	China	Conformant
Metalor Technologies (Hong Kong) Ltd.	CID001149	Gold	China	Conformant
Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Gold	Singapore	Conformant
Metalor Technologies S.A.	CID001153	Gold	Switzerland	Conformant

Metalor USA Refining Corporation	CID001157	Gold	United States Of America	Conformant
Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Gold	Mexico	Conformant
Metallurgical Products India Pvt., Ltd.	CID001163	Tantalum	India	Conformant
Mitsubishi Materials Corporation	CID001188	Gold	Japan	Conformant
Mitsui Mining and Smelting Co., Ltd.	CID001192	Tantalum	Japan	Conformant
NPM Silmet AS	CID001200	Tantalum	Estonia	Conformant
Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Tantalum	China	Conformant
Ohura Precious Metal Industry Co., Ltd.	CID001325	Gold	Japan	Conformant
MKS PAMP SA	CID001352	Gold	Switzerland	Conformant
Rand Refinery (Pty) Ltd.	CID001512	Gold	South Africa	Conformant
Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Tantalum	China	Conformant
Royal Canadian Mint	CID001534	Gold	Canada	Conformant
SEMPSA Joyeria Plateria S.A.	CID001585	Gold	Spain	Conformant
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Gold	China	Conformant
Taki Chemical Co., Ltd.	CID001869	Tantalum	Japan	Conformant
Telex Metals	CID001891	Tantalum	United States Of America	Conformant
Shandong Gold Smelting Co., Ltd.	CID001916	Gold	China	Conformant
Ulba Metallurgical Plant JSC	CID001969	Tantalum	Kazakhstan	Conformant
Umicore S.A. Business Unit Precious Metals Refining	CID001980	Gold	Belgium	Conformant
United Precious Metal Refining, Inc.	CID001993	Gold	United States Of America	Conformant
Western Australian Mint (T/a The Perth Mint)	CID002030	Gold	Australia	Conformant
Wolfram Bergbau und Hutten AG	CID002044	Tungsten	Austria	Conformant
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Gold	China	Conformant
SAFINA A.S.	CID002290	Gold	Czechia	Conformant
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Tungsten	China	Conformant
Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Tungsten	China	Conformant

Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Tungsten	China	Conformant
Malipo Haiyu Tungsten Co., Ltd.	CID002319	Tungsten	China	Conformant
Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Tungsten	China	Conformant
Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Tungsten	China	Conformant
Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Tantalum	China	Conformant
D Block Metals, LLC	CID002504	Tantalum	United States Of America	Conformant
FIR Metals & Resource Ltd.	CID002505	Tantalum	China	Conformant
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Tantalum	China	Conformant
XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Tantalum	China	Conformant
Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	Tungsten	China	Conformant
KEMET de Mexico	CID002539	Tantalum	Mexico	Conformant
H.C. Starck Tungsten GmbH	CID002541	Tungsten	Germany	Conformant
TANIOBIS Smelting GmbH & Co. KG	CID002542	Tungsten	Germany	Conformant
Masan High-Tech Materials	CID002543	Tungsten	Viet Nam	Conformant
TANIOBIS Co., Ltd.	CID002544	Tantalum	Thailand	Conformant
TANIOBIS GmbH	CID002545	Tantalum	Germany	Conformant
Materion Newton Inc.	CID002548	Tantalum	United States Of America	Conformant
TANIOBIS Japan Co., Ltd.	CID002549	Tantalum	Japan	Conformant
TANIOBIS Smelting GmbH & Co. KG	CID002550	Tantalum	Germany	Conformant
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Tungsten	China	Conformant
Global Advanced Metals Boyertown	CID002557	Tantalum	United States Of America	Conformant
Global Advanced Metals Aizu	CID002558	Tantalum	Japan	Conformant
Niagara Refining LLC	CID002589	Tungsten	United States Of America	Conformant
China Molybdenum Tungsten Co., Ltd.	CID002641	Tungsten	China	Conformant
WIELAND Edelmetalle GmbH	CID002778	Gold	Germany	Conformant

Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Gold	Austria	Active
Jiangxi Tuohong New Raw Material	CID002842	Tantalum	China	Conformant
Lianyou Metals Co., Ltd.	CID003407	Tungsten	Taiwan, Province Of China	Conformant
PT Putera Sarana Shakti (PT PSS)	CID003868	Tin	Indonesia	Conformant
PT Tommy Utama	CID001493	Tin	Indonesia	Conformant
Advanced Chemical Company	CID000015	Gold		Conformant
Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Gold	Uzbekistan	Conformant
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Gold	Turkey	Outreach Required
Kennametal Huntsville	CID000105	Tungsten		Conformant
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Gold	Philippines	Conformant
Caridad	CID000180	Gold	Mexico	Outreach Required
Cendres + Metaux S.A.	CID000189	Gold	Switzerland	Non Conformant
Yunnan Copper Industry Co., Ltd.	CID000197	Gold	China	Outreach Required
Changsha South Tantalum Niobium Co., Ltd.	CID000211	Tantalum	China	Conformant
Chugai Mining	CID000264	Gold	Japan	Conformant
CNMC (Guangxi) PGMA Co., Ltd.	CID000281	Tungsten	China	Outreach Required
Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	Tantalum	China	Conformant
Alpha	CID000292	Tin		Conformant
PT Premium Tin Indonesia	CID000313	Tin	Indonesia	Conformant
Daye Non-Ferrous Metals Mining Ltd.	CID000343	Gold	China	Outreach Required
DSC (Do Sung Corporation)	CID000359	Gold	Korea, Republic Of	Conformant
EM Vinto	CID000438	Tin		Conformant
Exotech Inc.	CID000456	Tantalum		Outreach Required
Feinhutte Halsbrucke GmbH	CID000466	Tin	Germany	Conformant

JSC Novosibirsk Refinery	CID000493	Gold	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Refinery of Seemine Gold Co., Ltd.	CID000522	Gold	China	Outreach Required
Global Tungsten & Powders LLC	CID000568	Tungsten		Conformant
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Gold	China	Outreach Required
Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Gold	China	Outreach Required
LT Metal Ltd.	CID000689	Gold	Korea, Republic Of	Conformant
Hunan Chenzhou Mining Co., Ltd.	CID000766	Tungsten	China	Conformant
Hunan Chenzhou Mining Co., Ltd.	CID000767	Gold	China	Outreach Required
Hunan Jintai New Material Co., Ltd.	CID000769	Tungsten	China	Non Conformant
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	Gold	China	Outreach Required
HwaSeong CJ CO., LTD.	CID000778	Gold	Korea, Republic Of	Communication Suspended - Not Interested
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Gold	China	Conformant
Japan Mint	CID000823	Gold	Japan	Conformant
Asahi Refining USA Inc.	CID000920	Gold		Conformant
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Gold	Russian Federation	RMI Due Diligence Review - Unable to Proceed
JSC Uralelectromed	CID000929	Gold	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Kazakhmys Smelting LLC	CID000956	Gold	Kazakhstan	Outreach Required
Kazzinc	CID000957	Gold	Kazakhstan	Conformant
Kennametal Fallon	CID000966	Tungsten		Conformant
Kennecott Utah Copper LLC	CID000969	Gold		Conformant

Kyrgyzaltyn JSC	CID001029	Gold	Kyrgyzstan	Non Conformant
L'azurde Company For Jewelry	CID001032	Gold	Saudi Arabia	RMI Due Diligence Review - Unable to Proceed
Lingbao Gold Co., Ltd.	CID001056	Gold	China	Outreach Required
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Gold	China	Outreach Required
AMG Brasil	CID001076	Tantalum	Brazil	Conformant
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Gold	China	Outreach Required
Materion	CID001113	Gold		Conformant
Metallic Resources, Inc.	CID001142	Tin		Conformant
Metalor USA Refining Corporation	CID001157	Gold		Conformant
Mineracao Taboca S.A.	CID001175	Tantalum	Brazil	Conformant
Minsur	CID001182	Tin	Brazil	Conformant
Moscow Special Alloys Processing Plant	CID001204	Gold	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Gold	Turkey	Conformant
Navoi Mining and Metallurgical Combinat	CID001236	Gold	Uzbekistan	Conformant
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Gold	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Operaciones Metalurgicas S.A.	CID001337	Tin		Conformant
Penglai Penggang Gold Industry Co., Ltd.	CID001362	Gold	China	Outreach Required
Prioksky Plant of Non-Ferrous Metals	CID001386	Gold	Russian Federation	RMI Due Diligence Review - Unable to Proceed
PT Aneka Tambang (Persero) Tbk	CID001397	Gold	Indonesia	Conformant
PT Bangka Tin Industry	CID001419	Tin	Indonesia	Conformant
PT Belitung Industri Sejahtera	CID001421	Tin	Indonesia	Conformant
PT Panca Mega Persada	CID001457	Tin	Indonesia	Outreach Required

PX Precinox S.A.	CID001498	Gold	Switzerland	Conformant
QuantumClean	CID001508	Tantalum		Conformant
Rui Da Hung	CID001539	Tin		Conformant
Sabin Metal Corp.	CID001546	Gold		Communication Suspended - Not Interested
Samduck Precious Metals	CID001555	Gold	Korea, Republic Of	Non Conformant
Samwon Metals Corp.	CID001562	Gold	Korea, Republic Of	Communication Suspended - Not Interested
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Gold	China	Outreach Required
Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Gold	China	Conformant
SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Gold	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Solar Applied Materials Technology Corp.	CID001761	Gold		Conformant
Solikamsk Magnesium Works OAO	CID001769	Tantalum	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Super Dragon Technology Co., Ltd.	CID001810	Gold		Outreach Required
Super Dragon Technology Co., Ltd.	CID001810	Gold	China	Outreach Required
Super Dragon Technology Co., Ltd.	CID001810	Gold	Taiwan, Province Of China	Outreach Required
Telex Metals	CID001891	Tantalum		Conformant
Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Gold	China	Outreach Required
Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Gold	China	Outreach Required
Torecom	CID001955	Gold	Korea, Republic Of	Non Conformant
United Precious Metal Refining, Inc.	CID001993	Gold		Conformant
Valcambi S.A.	CID002003	Gold	Switzerland	Conformant
Yamakin Co., Ltd.	CID002100	Gold	Japan	Conformant
Yokohama Metal Co., Ltd.	CID002129	Gold	Japan	Conformant

Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232	Tantalum	China	Conformant
Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Gold	China	Conformant
Morris and Watson	CID002282	Gold	New Zealand	Outreach Required
SAFINA A.S.	CID002290	Gold		Conformant
Guangdong Jinding Gold Limited	CID002312	Gold	China	Outreach Required
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	Tungsten	China	Communication Suspended - Not Interested
Umicore Precious Metals Thailand	CID002314	Gold	Thailand	Non Conformant
PT Tirus Putra Mandiri	CID002478	Tin	Indonesia	Outreach Required
Asia Tungsten Products Vietnam Ltd.	CID002502	Tungsten	Viet Nam	Conformant
D Block Metals, LLC	CID002504	Tantalum		Conformant
MMTC-PAMP India Pvt., Ltd.	CID002509	Gold	India	Conformant
KGHM Polska Miedz Spolka Akcyjna	CID002511	Gold	Poland	Conformant
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Tantalum	China	Conformant
Fidelity Printers and Refiners Ltd.	CID002515	Gold	Zimbabwe	RMI Due Diligence Review - Unable to Proceed
Singway Technology Co., Ltd.	CID002516	Gold		Non Conformant
Shandong Humon Smelting Co., Ltd.	CID002525	Gold	China	Outreach Required
Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	Gold	China	Outreach Required
Materion Newton Inc.	CID002548	Tantalum		Conformant
Plansee SE Reutte	CID002556	Tantalum	Austria	Conformant
Global Advanced Metals Boyertown	CID002557	Tantalum		Conformant
Al Etihad Gold Refinery DMCC	CID002560	Gold	United Arab Emirates	Non Conformant
Emirates Gold DMCC	CID002561	Gold	United Arab Emirates	Non Conformant
International Precious Metal Refiners	CID002562	Gold	United Arab Emirates	Outreach Required

Kaloti Precious Metals	CID002563	Gold	United Arab Emirates	RMI Due Diligence Review - Unable to Proceed
Sudan Gold Refinery	CID002567	Gold	Sudan	Outreach Required
T.C.A S.p.A	CID002580	Gold	Italy	Conformant
REMONDIS PMR B.V.	CID002582	Gold	Netherlands	Conformant
Fujairah Gold FZC	CID002584	Gold	United Arab Emirates	Outreach Required
Industrial Refining Company	CID002587	Gold	Belgium	Non Conformant
Shirpur Gold Refinery Ltd.	CID002588	Gold	India	Outreach Required
Niagara Refining LLC	CID002589	Tungsten		Conformant
Korea Zinc Co., Ltd.	CID002605	Gold	Korea, Republic Of	Conformant
Marsam Metals	CID002606	Gold	Brazil	Non Conformant
TOO Tau-Ken-Altyn	CID002615	Gold	Kazakhstan	Conformant
Hydrometallurg, JSC	CID002649	Tungsten	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Avon Specialty Metals Ltd	CID002704	Tungsten		Conformant
Resind Industria e Comercio Ltda.	CID002707	Tantalum	Brazil	Conformant
Abington Reldan Metals, LLC	CID002708	Gold		Conformant
Unecha Refractory metals plant	CID002724	Tungsten	Russian Federation	Non Conformant
Shenzhen CuiLu Gold Co., Ltd.	CID002750	Gold	China	Outreach Required
Albino Mountinho Lda.	CID002760	Gold	Portugal	Outreach Required
SAAMP	CID002761	Gold	France	Non Conformant
L'Orfebre S.A.	CID002762	Gold	Andorra	Non Conformant
8853 S.p.A.	CID002763	Gold	Italy	Non Conformant
Italpreziosi	CID002765	Gold	Italy	Conformant
PT Bangka Prima Tin	CID002776	Tin	Indonesia	Conformant
Philippine Chuangxin Industrial Co., Inc.	CID002827	Tungsten	Philippines	Conformant

ACL Metais Eireli	CID002833	Tungsten	Brazil	Non Conformant
Moliren Ltd.	CID002845	Tungsten	Russian Federation	RMI Due Diligence Review - Unable to Proceed
AU Traders and Refiners	CID002850	Gold	South Africa	Non Conformant
GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	Gold	India	Non Conformant
Sai Refinery	CID002853	Gold	India	Outreach Required
Modeltech Sdn Bhd	CID002857	Gold	Malaysia	Non Conformant
Bangalore Refinery	CID002863	Gold	India	Active
Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Gold	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Degussa Sonne / Mond Goldhandel GmbH	CID002867	Gold	Germany	Outreach Required
Pease & Curren	CID002872	Gold		Communication Suspended - Not Interested
JALAN & Company	CID002893	Gold	India	Outreach Required
SungEel HiMetal Co., Ltd.	CID002918	Gold	Korea, Republic Of	Conformant
Planta Recuperadora de Metales SpA	CID002919	Gold	Chile	Conformant
ABC Refinery Pty Ltd.	CID002920	Gold	Australia	Outreach Required
Safimet S.p.A	CID002973	Gold	Italy	Non Conformant
State Research Institute Center for Physical Sciences and Technology	CID003153	Gold	Lithuania	Outreach Required
RFH Recycling Metals Co., Ltd.	CID003159	Tantalum	China	Conformant
African Gold Refinery	CID003185	Gold	Uganda	RMI Due Diligence Review - Unable to Proceed
Gold Coast Refinery	CID003186	Gold	Ghana	Outreach Required
NH Recytech Company	CID003189	Gold	Korea, Republic Of	Conformant

Jiujiang Janny New Material Co., Ltd.	CID003191	Tantalum	China	Conformant
QG Refining, LLC	CID003324	Gold		Outreach Required
Tin Technology & Refining	CID003325	Tin		Conformant
Dijllah Gold Refinery FZC	CID003348	Gold	United Arab Emirates	Outreach Required
CGR Metalloys Pvt Ltd.	CID003382	Gold	India	Outreach Required
Sovereign Metals	CID003383	Gold	India	Outreach Required
Lianyou Metals Co., Ltd.	CID003407	Tungsten		Conformant
JSC "Kirovgrad Hard Alloys Plant"	CID003408	Tungsten	Russian Federation	RMI Due Diligence Review - Unable to Proceed
NPP Tyazhmetprom LLC	CID003416	Tungsten	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Hubei Green Tungsten Co., Ltd.	CID003417	Tungsten	China	Conformant
C.I Metales Procesados Industriales SAS	CID003421	Gold	Colombia	Non Conformant
Eco-System Recycling Co., Ltd. North Plant	CID003424	Gold	Japan	Conformant
Eco-System Recycling Co., Ltd. West Plant	CID003425	Gold	Japan	Conformant
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Tungsten	Brazil	Non Conformant
Augmont Enterprises Private Limited	CID003461	Gold	India	Non Conformant
Kundan Care Products Ltd.	CID003463	Gold	India	Outreach Required
Cronimet Brasil Ltda	CID003468	Tungsten	Brazil	Conformant
TRATHO Metal Quimica	CID003474	Tin	Brazil	Conformant
Emerald Jewel Industry India Limited (Unit 1)	CID003487	Gold	India	Outreach Required
Emerald Jewel Industry India Limited (Unit 2)	CID003488	Gold	India	Outreach Required
Emerald Jewel Industry India Limited (Unit 3)	CID003489	Gold	India	Outreach Required
Emerald Jewel Industry India Limited (Unit 4)	CID003490	Gold	India	Outreach Required
K.A. Rasmussen	CID003497	Gold	Norway	Outreach Required

V&D New Materials (Jiangsu) Co., Ltd.	CID003498	Tantalum	China	Conformant
Alexy Metals	CID003500	Gold		Non Conformant
Sellem Industries Ltd.	CID003540	Gold	Mauritania	Communication Suspended - Not Interested
MD Overseas	CID003548	Gold	India	Outreach Required
Artek LLC	CID003553	Tungsten	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Metallix Refining Inc.	CID003557	Gold		Outreach Required
Metal Concentrators SA (Pty) Ltd.	CID003575	Gold	South Africa	Conformant
Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CID003580	Tungsten	China	Conformant
Rian Resources SDN. BHD.	CID003581	Tin	Malaysia	Non Conformant
RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	Tantalum	China	Conformant
Fujian Xinlu Tungsten Co., Ltd.	CID003609	Tungsten	China	Conformant
OOO “Technolom” 2	CID003612	Tungsten	Russian Federation	RMI Due Diligence Review - Unable to Proceed
OOO “Technolom” 1	CID003614	Tungsten	Russian Federation	RMI Due Diligence Review - Unable to Proceed
WEEEREFINING	CID003615	Gold	France	Conformant
Gold by Gold Colombia	CID003641	Gold	Colombia	Conformant
LLC Vostok	CID003643	Tungsten	Russian Federation	RMI Due Diligence Review - Unable to Proceed
YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	Tungsten	China	Outreach Required
Dongwu Gold Group	CID003663	Gold	China	Outreach Required
Sam Precious Metals	CID003666	Gold	United Arab Emirates	In Communication
DS Myanmar	CID003831	Tin	Myanmar	Conformant

5D Production OU	CID003926	Tantalum	Estonia	Outreach Required
XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CID003973	Tantalum	China	Conformant
HANNAE FOR T Co., Ltd.	CID003978	Tungsten	Korea, Republic Of	Outreach Required
Tungsten Vietnam Joint Stock Company	CID003993	Tungsten	Viet Nam	Conformant
Coimpa Industrial LTDA	CID004010	Gold	Brazil	Conformant
Nam Viet Cromit Joint Stock Company	CID004034	Tungsten	Viet Nam	Outreach Required
PowerX Ltd.	CID004054	Tantalum	Rwanda	Conformant
DONGKUK INDUSTRIES CO., LTD.	CID004060	Tungsten	Korea, Republic Of	Outreach Required
Mining Minerals Resources SARL	CID004065	Tin		Conformant
Lianyou Resources Co., Ltd.	CID004397	Tungsten		Conformant
Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430	Tungsten	China	Conformant
GG Refinery Ltd.	CID004506	Gold		Conformant
QuantumClean	CID001508	Tantalum	United States Of America	Conformant
Kennecott Utah Copper LLC	CID000969	Gold	United States Of America	Conformant
Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403	Tin	Japan	Conformant
Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	Tin	Malaysia	Conformant
Woodcross Smelting Company Limited	CID004724	Tin	Uganda	Conformant
Advanced Chemical Company	CID000015	Gold	United States Of America	Conformant
Sabin Metal Corp.	CID001546	Gold	United States Of America	Communication Suspended - Not Interested
Abington Reldan Metals, LLC	CID002708	Gold	United States Of America	Conformant
Pease & Curren	CID002872	Gold	United States Of America	Communication Suspended - Not Interested
QG Refining, LLC	CID003324	Gold	United States Of America	Outreach Required
Metallix Refining Inc.	CID003557	Gold	United States Of America	Outreach Required

Mining Minerals Resources SARL	CID004065	Tin	Congo, Democratic Republic Of The	Conformant
Lianyou Resources Co., Ltd.	CID004397	Tungsten	Taiwan, Province Of China	Conformant
GG Refinery Ltd.	CID004506	Gold	Tanzania, United Republic Of	Conformant
Singway Technology Co., Ltd.	CID002516	Gold	Taiwan, Province Of China	Non Conformant
Alexy Metals	CID003500	Gold	United States Of America	Non Conformant
Exotech Inc.	CID000456	Tantalum	United States Of America	Outreach Required
Soft Metais Ltda.	CID001758	Tantalum	China	Conformant
Sanher Tungsten Vietnam Co., Ltd.	CID002538	Tungsten	Viet Nam	Non Conformant
Impala Refineries – Base Metals Refinery (BMR)	CID004604	Gold	South Africa	Conformant
Impala Rustenburg	CID004610	Gold	South Africa	Conformant
Dongguan Best Alloys Co., Ltd.	CID000377	Tin	China	Active
NOBLE METAL SERVICES	CID003690	Gold	United States Of America	Outreach Required
MALAMET SMELTING SDN. BHD.	CID004056	Tungsten	Malaysia	Outreach Required
SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CID004435	Gold	China	Outreach Required
Philippine Carreytech Metal Corp.	CID004438	Tungsten	Philippines	Active
TITAN COMPANY LIMITED, JEWELLERY DIVISION	CID004491	Gold	India	Active
Kenee Mining Corporation Vietnam	CID004619	Tungsten	Viet Nam	Conformant
RIKAYAA GREENTECH PRIVATE LIMITED	CID004692	Tin	India	Outreach Required
Attero Recycling Pvt Ltd	CID004697	Gold	India	Outreach Required

Impala Platinum - Platinum Metals Refinery (PMR)	CID004714	Gold	South Africa	Conformant
Global Advanced Metals Greenbushes Pty Ltd.	CID004754	Tin	Australia	Conformant
Elite Industech Co., Ltd.	CID004755	Gold	Taiwan, Province Of China	Conformant
Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CID004796	Tin	China	Outreach Required
Philippine Bonway Manufacturing Industrial Corporation	CID004797	Tungsten	Philippines	Conformant
Jiangxi Sanshi Nonferrous Metals Co., Ltd	CID004813	Tantalum	China	In Communication
Gasabo Gold Refinery Ltd	CID005006	Gold	Rwanda	Outreach Required
Minera Titán del Perú SRL (MTP) - Belen Plant	CID005014	Gold	Peru	Active
LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	CID005017	Tungsten	Lao People's Democratic Republic	Active
PT Arsed Indonesia	CID005067	Tin	Indonesia	Conformant
P Kay Metal, Inc	CID005189	Tin	United States Of America	Active
Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Tungsten		Conformant
Avon Specialty Metals Ltd	CID002704	Tungsten	United Kingdom Of Great Britain And Northern Ireland	Conformant
CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CID004431	Tantalum	China	Conformant
Woodcross Smelting Company Limited	CID004724	Tin		Conformant
O.M. Manufacturing Philippines, Inc.	CID002517	Tin		Conformant
LS MnM Inc.	CID001078	Gold		Conformant
Heraeus Germany GmbH Co. KG	CID000711	Gold	China	Conformant
Aurubis Beerse	CID002773	Tin	Spain	Conformant
Inca One (Chala One Plant)	CID004704	Gold	Peru	Non Conformant
Inca One (Koricancha Plant)	CID004705	Gold	Peru	Non Conformant

Annex B

Countries of Origin

Gold mines’ country of origin
Andorra
Australia
Austria
Belgium
Brazil
Canada
Chile
China
Colombia
Czechia
France
Germany
Ghana
India
Indonesia
Italy
Japan
Kazakhstan
Korea, Republic Of
Kyrgyzstan
Lithuania
Malaysia
Mauritania
Mexico
Netherlands
New Zealand
Norway
Philippines
Poland
Portugal
Russian Federation

Saudi Arabia
Singapore
South Africa
Spain
Sudan
Sweden
Switzerland
Taiwan, Province Of China
Tanzania, United Republic Of
Thailand
Turkey
Uganda
United Arab Emirates
United States Of America
Uzbekistan
Zambia
Zimbabwe
(blank)
Tantalum mines’ country of origin
Austria
Brazil
China
Estonia
Germany
India
Japan
Kazakhstan
Mexico
Russian Federation
Rwanda
Thailand
United Kingdom Of Great Britain And Northern Ireland
United States Of America
(blank)
Tin mines’ country of origin
Belgium

Bolivia (Plurinational State Of)
Brazil
Canada
China
Congo, Democratic Republic Of The
Germany
India
Indonesia
Italy
Japan
Korea, Republic Of
Malaysia
Myanmar
Peru
Philippines
Poland
Russian Federation
Rwanda
Singapore
Spain
Taiwan, Province Of China
Thailand
United Kingdom Of Great Britain And Northern Ireland
United States Of America
Viet Nam
(blank)
Tungsten mines’ country of origin
Austria
Brazil
China
Germany
India
Japan
Korea, Republic Of
Philippines
Russian Federation
Taiwan, Province Of China
United Kingdom Of Great Britain And Northern Ireland
United States Of America
Viet Nam